EXHIBIT 99.16

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign any registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities and Exchange Act of 1933 of the Company’s Common Stock and other securities for The Dow Chemical Company Employees’ Savings Plan (the "Plan"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE                                     TITLE

/S/ T. J. BLOCK                                 Chairperson of the Retirement                        August 1, 2001
Thomas J. Block                                   Board for the Plan

/S/ A. E. FOWLER                              Member of the Retirement                               August 2, 2001
Allan E. Fowler                                    Board for the Plan

/S/ R. M. GROSS                                Member of the Retirement                               August 1, 2001
Richard M. Gross                                 Board for the Plan

/S/ G. D. KUSCH MD                         Member of the Retirement                              August 2, 2001
Geoffry D. Kusch, MD                         Board for the Plan

/S/ D. J. ANDERSON                         Member of the Retirement                               August 1, 2001
Douglas J. Anderson                            Board for the Plan

/S/ L. P. McMASTER                         Member of the Retirement                               August 5, 2001
Lee P. McMaster                                 Board for the Plan